Exhibit 99.02

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Name of each exchange on which registered
Common Stock, par value $.01 per share	New York Stock Exchange
Mexico Stock Exchange
Tokyo Stock Exchange

Depositary Shares, each representing 1/1,000th of a share of	New York Stock Exchange
8.50% Non-Cumulative Preferred Stock, Series F

Depositary Shares, each representing 1/1,000th of a share of	New York Stock Exchange
6.5% Non-Cumulative Convertible Preferred Stock, Series T

Depositary Shares, each representing 1/1,000th of a share of	New York Stock Exchange
8.125% Non-Cumulative Preferred Stock, Series AA

7.625% Trust Preferred Securities of Subsidiary Trust (and	New York Stock Exchange
registrant’s guaranty with respect thereto)

7.125% Trust Preferred Securities (TruPS®) of Subsidiary Trust	New York Stock Exchange
(and registrant’s guaranty with respect thereto)

6.950% Trust Preferred Securities (TruPS®) of Subsidiary Trust	New York Stock Exchange
(and registrant’s guaranty with respect thereto)

6.00% Trust Preferred Securities (TruPS®) of Subsidiary Trust	New York Stock Exchange
(and registrant’s guaranty with respect thereto)

6.10% Trust Preferred Securities (TruPS®) of Subsidiary Trust	New York Stock Exchange
(and registrant’s guaranty with respect thereto)

6.00% Trust Preferred Securities (TruPS®) of Subsidiary Trust	New York Stock Exchange
(and registrant’s guaranty with respect thereto)

6.875% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Subsidiary Trust (and registrant’s guaranty with respect
thereto)

6.500% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Subsidiary Trust (and registrant’s guaranty with respect
thereto)

6.450% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Subsidiary Trust (and registrant’s guaranty with respect
thereto)

6.350% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Subsidiary Trust (and registrant’s guaranty with respect
thereto)

6.829% Fixed Rate/Floating Rate Enhanced Trust Preferred	New York Stock Exchange
Securities (Enhanced TruPS®) of Subsidiary Trust (and
registrant’s guaranty with respect thereto)

7.250% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Subsidiary Trust (and registrant’s guaranty with respect
thereto)

7.875% Enhanced Trust Preferred Securities (Enhanced TruPS®)	New York Stock Exchange
of Subsidiary Trust (and registrant’s guaranty with respect
thereto)

Principal-Protected Equity Linked Notes Based Upon the Dow	NYSE Arca, Inc.
Jones Industrial Average sm Due 2010 *

Principal-Protected Equity Linked Notes Based Upon the Dow	NYSE Arca, Inc.
Jones Global Titans 50 IndexSM Due 2010 *

Portfolio Income STrategic Opportunity NoteS Based Upon the	NYSE Arca, Inc.
CBOE S&P 500 BuyWrite Index Due 2010 +

Index LeAding StockmarkEt Return Securities (Index	NYSE Arca, Inc.
LASERSSM) Based Upon the S&P 500® Index Due 2010 +

Principal-Protected Equity Linked Notes Based Upon the Dow	NYSE Arca, Inc.
Jones Industrial Average sm with Potential Supplemental Interest at Maturity Due 2010 +

Principal-Protected Equity Linked Notes Based Upon the S&P	NYSE Arca, Inc.
100® Index Due 2010 +

Principal-Protected Trust Certificates Linked to the Dow Jones	NYSE Arca, Inc.
Industrial Average sm and the Nikkei 225 Stock Average sm Due
2010 +

Index LeAding StockmarkEt Return Securities (Index LASERSSM)	NYSE Arca, Inc.
Based Upon the U.S.-Europe-Japan Basket Due 2010 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index, the Dow Jones EURO STOXX 50 IndexSM and the Nikkei
225 Stock AverageSM Due 2010 +

Principal-Protected Trust Certificates Linked to the Nikkei 225	NYSE Arca, Inc.
Stock AverageSM Due 2011 +

Principal-Protected Trust Certificates Linked to the Dow Jones Industrial	NYSE Arca, Inc.
AverageSM , the Dow Jones EURO STOXX 50 IndexSM, the Nikkei 225
Stock AverageSM and the S&P BRIC 40 Index® Due 2012 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index, the Dow Jones EURO STOXX 50® Index and the Nikkei
225 Stock AverageSM Due 2013 +

Buffer Notes Based Upon the S&P 500® Index Due 2010 +	NYSE Arca, Inc.

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index, the Dow Jones EURO STOXX 50® Index and the Nikkei
225 Stock AverageSM Due 2014 +

Buffer Notes Based Upon the Financial Select Sector SPDR®	NYSE Arca, Inc.
Fund Due 2010 +

Buffer Notes Based Upon the iShares® MSCI Emerging Markets	NYSE Arca, Inc.
Index Fund Due 2010 +

Buffer Notes Based Upon the Dow Jones Industrial Average Due	NYSE Arca, Inc.
2010 +

Strategic Market Access Notes Based Upon the Citi U.S. Equity	NYSE Arca, Inc.
Model Index Due 2011 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2013 +

Buffer Notes Based Upon the S&P 500 Index® Due 2010 +	NYSE Arca, Inc.

Buffer Notes Based Upon the Financial Select Sector SPDR®	NYSE Arca, Inc.
Fund Due 2010 +

Principal-Protected Trust Certificates Linked to the Global Index	NYSE Arca, Inc.
Basket Due 2013 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2013 +

Buffer Notes Based Upon the S&P 500® Index Due 2010 +	NYSE Arca, Inc.

Buffer Notes Based Upon the S&P 500® Index Due January 7,	NYSE Arca, Inc.
2011 +

Buffer Notes Based Upon the S&P 500® Index Due February 4,	NYSE Arca, Inc.
2011 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Johnson & Johnson Due 2010 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of International Business Machines Corporation Due 2010+

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due 2014 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Apple Inc. Due 2010 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Dow Jones-AIG Commodity IndexSM-Excess Return Due 2014 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Celgene Corporation Due 2010 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of NIKE, Inc. Due 2010 +

Buffer Notes Based Upon the Price of Gold Due 2010 +	NYSE Arca, Inc.

Principal-Protected Trust Certificates Linked to the Dow Jones	NYSE Arca, Inc.
Industrial AverageSM Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500 Index® Due 2014 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of McDonald’s Corporation Due 2010 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Intel Corporation Due 2010 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due 2014 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of The Home Depot, Inc. Due 2010 +

Buffer Notes Based Upon the S&P 500® Index Due 2011 +	NYSE Arca, Inc.

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Comcast Corporation Due 2010 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P MidCap 400® Index Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Dow Jones-UBS Commodity IndexSM Due 2014 +

Principal-Protected Trust Certificates Linked to the S&P 500®	NYSE Arca, Inc.
Index Due 2014 +

Fixed Upside Return Notes Based Upon the iShares® Russell 2000	NYSE Arca, Inc.
Index Fund Due 2010 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of JPMorgan Chase & Co. Due 2010 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500 Index® Due 2014 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Price of Gold Due 2014 +

Buffer Notes Based Upon the S&P 500® Index Due 2011 +	NYSE Arca, Inc.

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of General Electric Company Due 2010 +

Equity LinKed Securities (ELKS®) Based Upon the American	NYSE Arca, Inc.
Depositary Receipts Representing the Common Shares of Vale
S.A. Due 2010 +

3% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due 2014 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Yahoo! Inc. Due 2010 +

Buffer Notes Based Upon the S&P 500® Index Due 2011 +	NYSE Arca, Inc.

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of American Express Company Due 2010 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Price of Gold Due 2014 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
S&P 500® Index Due 2014 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Schlumberger Limited Due 2010 +

Buffer Notes Based Upon the Dow Jones Industrial AverageSM	NYSE Arca, Inc.
Due 2011 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Wells Fargo & Company Due 2010 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Russell 2000® Index Due 2014 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Bank of America Corporation Due 2010 +

Equity LinKed Securities (ELKS®) Based Upon the Common	NYSE Arca, Inc.
Stock of Dow Chemical Company Due 2010 +

Upturn Notes Based Upon the iShares® MSCI Emerging Markets	NYSE Arca, Inc.
Index Fund Due 2011 +

2% Minimum Coupon Principal Protected Notes Based Upon the	NYSE Arca, Inc.
Price of Gold Due 2014 +

Index LeAding StockmarkEt Return Securities (Index LASERSSM)	NYSE Arca, Inc.
Based Upon the S&P 500® Index Due 2012 +

Tangible Dividend Enhanced Common Stock (T-DECS)	New York Stock Exchange

* Issued by Citigroup Global Markets Holdings Inc. and includes registrant’s guaranty with respect thereto.
+ Issued by Citigroup Funding Inc. (CFI), or a subsidiary trust of CFI, and includes registrant’s guaranty with respect thereto.